Exhibit 99.1

FedEx Corp. Reports Record Fourth Quarter and Full-Year Results

Momentum Drives Expected Revenue and Earnings Growth for Fiscal 2022

MEMPHIS, Tenn., June 24, 2021 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2021		Fiscal 2020
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.6 billion	$22.6 billion	$17.4 billion	$17.4 billion
Operating income	$1.80 billion	$1.97 billion	$475 million	$907 million
Operating margin	8.0%	8.7%	2.7%	5.2%
Net income (loss)	$1.87 billion	$1.36 billion	($334 million)	$663 million
Diluted EPS (loss)	$6.88	$5.01	($1.28)	$2.53

For the full fiscal year, FedEx Corp. reported the following consolidated results (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2021		Fiscal 2020
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$84.0 billion	$84.0 billion	$69.2 billion	$69.2 billion
Operating income	$5.86 billion	$6.18 billion	$2.42 billion	$3.12 billion
Operating margin	7.0%	7.4%	3.5%	4.5%
Net income	$5.23 billion	$4.89 billion	$1.29 billion	$2.49 billion
Diluted EPS	$19.45	$18.17	$4.90	$9.50

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2021		Fiscal 2020
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plan accounting adjustments	$(3.44)	$(3.33)	$2.22	$2.22
Loss on debt extinguishment	1.09	1.11	—	—
TNT Express integration expenses	0.18	0.60	0.18	0.80
Business realignment costs	0.30	0.33	—	—
Goodwill and other asset impairment charges	—	—	1.40	1.58

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“I thank our team members around the world for their outstanding efforts during this extraordinary year,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We continue to play an important role in global economic recovery and the delivery of COVID-19 vaccines and relief supplies throughout the U.S., Canada and more than 35 other countries. I am optimistic about the future of FedEx as we continue to innovate for our customers and meet strong demand for our global transportation network and capabilities.”

Fourth Quarter Results

Fourth quarter operating results increased primarily due to volume growth and disciplined revenue and portfolio management. These factors were partially offset by costs to support strong demand, increased variable compensation expense, and higher labor rates.

Net results include a loss on debt extinguishment of $393 million ($297 million net of tax).

FedEx Express fourth quarter operating income more than doubled year over year, driven by exceptional growth in international export and U.S. domestic package services. Operating margin increased 260 basis points (an adjusted 340 basis points; adjusted measures exclude the items listed below for the applicable fiscal year), as improved network optimization and asset utilization enabled profit growth from record fourth quarter volume.

FedEx Ground reported record earnings for the quarter and revenue growth of 27%.  The revenue increase was primarily driven by strong growth in business-to-business shipments and a 14% rise in revenue per package. Operating margin improved 310 basis points to 13.6% due to strong revenue growth and slower growth in purchased transportation expenses, aided by a higher mix of business-to-business shipments and benefits from dynamic route optimization technology. This improvement was partially offset by higher expenses driven by constrained labor availability.

FedEx Freight reported record earnings and operating margin of 16.1% for the quarter, as average daily shipments grew 30% and revenue per shipment increased 6%. Operating results improved primarily due to the continued focus on revenue quality and profitable growth.

Outlook

FedEx is unable to forecast the fiscal 2022 mark-to-market (MTM) retirement plan accounting adjustments. As a result, FedEx is unable to provide a fiscal 2022 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

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For fiscal 2022, FedEx is forecasting:

•	Earnings per diluted share of $18.90 to $19.90 before the MTM retirement plan accounting adjustments;
•

Earnings per diluted share of $20.50 to $21.50 before the MTM retirement plan accounting adjustments and excluding estimated TNT Express integration expenses and costs associated with business realignment activities;

•	ETR of approximately 24% prior to the MTM retirement plan accounting adjustments; and
•

Capital spending of $7.2 billion, with continued investment in the key strategic priorities of e-commerce, operational excellence and efficiency. Strategic initiatives include accelerated capacity expansion, fleet and facility modernization, and increased automation.

These forecasts assume continued recovery in U.S. industrial production and global trade, no additional COVID-19-related business restrictions, and current fuel price expectations.  FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“The ongoing execution of our strategic initiatives has driven significant improvement in our fourth quarter results and highlights the continued strength of our business,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “For fiscal 2021, we delivered record financial results while also recognizing the valuable contributions by our team members. We expect continued strong momentum in fiscal 2022, and our investments are focused on the areas of greatest growth and highest returns, like e-commerce, to position us for sustained long-term growth in earnings, cash flows, and returns.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $84 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its 570,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books.  These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m.

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EDT on June 24, are available on the company’s website at investors.fedex.com.  A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors.  The information that we post on our Investor Relations website could be deemed to be material information.  We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic; economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to meet our labor and purchased transportation needs while controlling related costs; our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; damage to our reputation or loss of brand equity; the impact of the United Kingdom’s withdrawal from the European Union and the terms of their future trading relationship; the timeline for recovery of passenger airline cargo capacity; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the impact of intense competition; evolving or new U.S. domestic or international laws, government regulation or regulatory actions; future guidance, regulations, interpretations, challenges or judicial decisions related to our tax positions; our ability to effectively operate, integrate, leverage and grow acquired businesses, including ShopRunner, Inc.; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; changes in the

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business or financial soundness of the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; constraints, volatility or disruption in the capital markets and our ability to obtain financing; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:  Jenny Robertson 901-434-4829

Investor Contact:  Mickey Foster 901-818-7468

Home Page:  fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2021 and Fiscal 2020 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2021 and 2020 consolidated operating income and margin, net income (loss) and diluted earnings (loss) per share, and adjusted fourth quarter and adjusted full-year fiscal 2021 and 2020 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	MTM retirement plan accounting adjustments in fiscal 2021 and 2020;
•	Loss on debt extinguishment in fiscal 2021;
•	TNT Express integration expenses incurred in fiscal 2021 and 2020;
•	Fiscal 2021 business realignment costs; and
•	Fiscal 2020 goodwill and other asset impairment charges.

The MTM retirement plan accounting adjustments, loss on debt extinguishment, costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe, and goodwill and other asset impairment charges are excluded from our fourth quarter and full-year fiscal 2021 and 2020 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2021 and 2020 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, advertising and travel expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

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We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not  be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2022 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2022 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) fiscal 2022 MTM retirement plan accounting adjustments, (ii) estimated fiscal 2022 TNT Express integration expenses, and (iii) estimated fiscal 2022 business realignment costs. Our fiscal 2022 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of fiscal 2022 MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2022 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2022 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2022 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable.  It is reasonably possible, however, that our fiscal 2022 MTM retirement plan accounting adjustments could have a material impact on our fiscal 2022 consolidated financial results and ETR.

The table included below titled “Fiscal 2022 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2022 EPS forecast, other than the MTM retirement plan accounting adjustments.

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Fourth Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,797	8.0%	$745	$1,868	$6.88
MTM retirement plan accounting adjustment[4]	—	—	(292)	(936)	(3.44)
Loss on debt extinguishment	—	—	96	297	1.09
Business realignment costs[5]	106	0.5%	24	82	0.30
TNT Express integration expenses[6]	64	0.3%	15	49	0.18
Non-GAAP measure	$1,967	8.7%	$588	$1,360	$5.01

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[1]
GAAP measure	$737	6.5%
Business realignment costs	106	0.9%
TNT Express integration expenses	55	0.5%
Non-GAAP measure	$898	8.0%

Full-Year Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share[1]
GAAP measure	$5,857	7.0%	$1,443	$5,231	$19.45
MTM retirement plan accounting adjustments[4]	—	—	(281)	(895)	(3.33)
Loss on debt extinguishment	—	—	96	297	1.11
TNT Express integration expenses[6]	210	0.3%	48	162	0.60
Business realignment costs[5]	116	0.1%	26	90	0.33
Non-GAAP measure	$6,183	7.4%	$1,332	$4,885	$18.17

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Full-Year Fiscal 2021 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$2,810	6.7%
TNT Express integration expenses	176	0.4%
Business realignment costs	116	0.3%
Non-GAAP measure	$3,102	7.4%

Fourth Quarter Fiscal 2020

FedEx Corporation

	Operating		Income	Net (Loss)	Diluted (Loss) Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share[7]
GAAP measure	$475	2.7%	$15	$(334)	$(1.28)
MTM retirement plan accounting adjustment[4]	—	—	211	583	2.22
Goodwill and other asset impairment charges[8]	369	2.1%	3	366	1.40
TNT Express integration expenses[6]	63	0.4%	15	48	0.18
Non-GAAP measure	$907	5.2%	$244	$663	$2.53

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[1]
GAAP measure	$338	3.9%
TNT Express integration expenses	54	0.6%
Non-GAAP measure	$392	4.6%

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Full-Year Fiscal 2020

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share
GAAP measure	$2,417	3.5%	$383	$1,286	$4.90
MTM retirement plan accounting adjustment[4]	—	—	211	583	2.22
Goodwill and other asset impairment charges[8]	435	0.6%	19	416	1.58
TNT Express integration expenses[6]	270	0.4%	61	209	0.80
Non-GAAP measure	$3,122	4.5%	$674	$2,494	$9.50

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$996	2.8%
TNT Express integration expenses	222	0.6%
Asset impairment charges	66	0.2%
Non-GAAP measure	$1,284	3.6%

Fiscal 2022 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plan accounting adjustments (non-GAAP)[9]		$18.90 to $19.90

TNT Express integration expenses	$150
Income tax effect[2]	(28)
Net of tax effect	$122	0.45

Business realignment costs	$400
Income tax effect[2]	(88)
Net of tax effect	$312	1.15

Earnings per diluted share with adjustments[9]		$20.50 to $21.50

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Notes:

1 –	Does not sum to total due to rounding.
2 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
3 –	Effect of “total other (expense) income” on net income amount not shown.
4 –

The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For the full-year fiscal 2021 period, the MTM retirement plan accounting adjustment also includes the second quarter TNT Express MTM retirement plan accounting adjustment related to a noncash loss associated with amending a TNT Express European pension plan to harmonize retirement benefits.

5 –	Business realignment costs were recognized at FedEx Express.
6 –	These expenses were recognized at FedEx Corporate and FedEx Express.
7 –	Does not sum to total due to difference in weighted-average number of shares outstanding used to calculate EPS in accordance with GAAP.
8 –	Goodwill impairment charges are not deductible for income tax purposes.
9 –	The MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2021

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2021	2020	%	2021	2020	%
Revenue:
FedEx Express segment	$11,275	$8,560	32%	$42,078	$35,513	18%
FedEx Ground segment	8,132	6,394	27%	30,496	22,733	34%
FedEx Freight segment	2,235	1,615	38%	7,833	7,102	10%
FedEx Services segment	8	7	14%	32	22	45%
Other and eliminations[1]	915	782	17%	3,520	3,847	(9%)
Total Revenue	22,565	17,358	30%	83,959	69,217	21%
Operating Expenses[2]:
Salaries and employee benefits	7,868	6,327	24%	30,173	25,031	21%
Purchased transportation	5,630	4,552	24%	21,674	17,466	24%
Rentals	1,082	904	20%	4,155	3,712	12%
Depreciation and amortization	975	927	5%	3,793	3,615	5%
Fuel	936	517	81%	2,882	3,156	(9%)
Maintenance and repairs	885	667	33%	3,328	2,893	15%
Business realignment costs[3]	106	—	NM	116	—	NM
Goodwill and other asset impairment charges[4]	—	369	NM	—	435	NM
Other	3,286	2,620	25%	11,981	10,492	14%
Total Operating Expenses	20,768	16,883	23%	78,102	66,800	17%
Operating Income (Loss):
FedEx Express segment	737	338	118%	2,810	996	182%
FedEx Ground segment	1,105	673	64%	3,193	2,014	59%
FedEx Freight segment	360	132	173%	1,005	580	73%
Corporate, eliminations and other[1]	(405)	(668)	(39%)	(1,151)	(1,173)	(2%)
Total Operating Income	1,797	475	278%	5,857	2,417	142%
Other (Expense) Income:
Interest, net	(186)	(174)	7%	(741)	(617)	20%
Other retirement plans income (expense)[5]	1,430	(626)	(328%)	1,983	(122)	(1,725%)
Loss on debt extinguishment[6]	(393)	—	NM	(393)	—	NM
Other, net	(35)	6	(683%)	(32)	(9)	256%
Total Other (Expense) Income	816	(794)	(203%)	817	(748)	(209%)
Income (Loss) Before Income Taxes	2,613	(319)	(919%)	6,674	1,669	300%
Provision for Income Taxes	745	15	4,867%	1,443	383	277%
Net Income (Loss)	$1,868	$(334)	(659%)	$5,231	$1,286	307%
Diluted Earnings (Loss) Per Share	$6.88	$(1.28)	(638%)	$19.45	$4.90	297%
Weighted Average Common and
Common Equivalent Shares	271	261	4%	268	262	2%
Capital Expenditures	$1,682	$1,163	45%	$5,884	$5,868	—

1 – Includes the FedEx Logistics and FedEx Office operating segments, as well as the financial results of ShopRunner, Inc. beginning December 23, 2020.

2 – Includes integration expenses of $64 million for the fourth quarter and $210 million for the full year of fiscal 2021 and $63 million for the fourth quarter and $270 million for the full year of fiscal 2020.

3 – Includes $106 million of business realignment costs associated with the workforce reduction plan in Europe for the fourth quarter and $116 million for the full year of fiscal 2021.

4 – Includes goodwill and other asset impairment charges of $369 million associated with the FedEx Office and FedEx Logistics operating segments for the fourth quarter and full year and $66 million at the FedEx Express segment associated with the decision to permanently retire certain aircraft and related engines for the full year of fiscal 2020.

5 – Includes a $1.2 billion MTM adjustment for the fourth quarter and full year of fiscal 2021 and a ($794 million) MTM adjustment for the fourth quarter and full year of fiscal 2020. Also includes a ($52 million) MTM adjustment for the full year of fiscal 2021 associated with amending a TNT Express European pension plan to harmonize retirement benefits.

6 – Includes a loss of debt extinguishment of $393 million for the fourth quarter and full year of fiscal 2021 associated with the capital allocation strategy, which includes reducing outstanding debt.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2021

(In millions)

	Year Ended May 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$7,087	$4,881
Receivables, less allowances	11,977	10,102
Spare parts, supplies and fuel, less allowances	587	572
Prepaid expenses and other	929	828
Total current assets	20,580	16,383
Property and Equipment, at Cost	70,077	65,024
Less accumulated depreciation and amortization	34,325	31,416
Net property and equipment	35,752	33,608
Other Long-Term Assets
Operating lease right-of-use assets, net	15,383	13,917
Goodwill	6,992	6,372
Other assets	4,070	3,257
Total other long-term assets	26,445	23,546
	$82,777	$73,537
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$146	$51
Accrued salaries and employee benefits	2,903	1,569
Accounts payable	3,841	3,269
Operating lease liabilities	2,208	1,923
Accrued expenses	4,562	3,532
Total current liabilities	13,660	10,344
Long-Term Debt, Less Current Portion	20,733	21,952
Other Long-Term Liabilities
Deferred income taxes	3,927	3,162
Pension, postretirement healthcare and other benefit obligations	3,501	5,019
Self-insurance accruals	2,430	2,104
Operating lease liabilities	13,375	12,195
Other liabilities	983	466
Total other long-term liabilities	24,216	22,946
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,481	3,356
Retained earnings	29,817	25,216
Accumulated other comprehensive loss	(732)	(1,147)
Treasury stock, at cost	(8,430)	(9,162)
Total common stockholders' investment	24,168	18,295
	$82,777	$73,537

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2021

(In millions)

(Unaudited)

	Year Ended May 31,
	2021	2020
Operating Activities:
Net income	$5,231	$1,286
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,793	3,615
Retirement plans mark-to-market adjustments	(1,176)	794
Loss on extinguishment of debt	393	—
Business realignment costs	102	—
Goodwill and other asset impairment charges	—	435
Other, net	3,664	3,059
Changes in operating assets and liabilities, net	(1,872)	(4,092)
Net cash provided by operating activities	10,135	5,097
Investing Activities:
Capital expenditures	(5,884)	(5,868)
Business acquisitions, net of cash acquired	(228)	—
Proceeds from asset dispositions and other	102	22
Net cash used in investing activities	(6,010)	(5,846)
Financing Activities:
Payments on debt	(6,318)	(2,548)
Proceeds from debt issuances	4,212	6,556
Proceeds from stock issuances	740	64
Dividends paid	(686)	(679)
Purchase of treasury stock	—	(3)
Other, net	(38)	(9)
Cash (used in) provided by financing activities	(2,090)	3,381
Effect of exchange rate changes on cash	171	(70)
Net increase in cash and cash equivalents	2,206	2,562
Cash and cash equivalents at beginning of period	4,881	2,319
Cash and cash equivalents at end of period	$7,087	$4,881

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2021	2020	%	2021	2020	%
Revenue:
Package Revenue:
U.S. Overnight Box	$2,165	$1,639	32%	$8,116	$7,234	12%
U.S. Overnight Envelope	486	381	28%	1,791	1,776	1%
Total U.S. Overnight	2,651	2,020	31%	9,907	9,010	10%
U.S. Deferred	1,266	975	30%	4,984	4,038	23%
Total U.S. Package Revenue	3,917	2,995	31%	14,891	13,048	14%
International Priority	2,894	2,010	44%	10,317	7,354	40%
International Economy	705	544	30%	2,632	3,082	(15%)
Total International Export Package	3,599	2,554	41%	12,949	10,436	24%
International Domestic[1]	1,184	863	37%	4,640	4,179	11%
Total Package Revenue	8,700	6,412	36%	32,480	27,663	17%
Freight Revenue:
U.S.	833	866	(4%)	3,325	2,998	11%
International Priority	865	539	60%	3,030	1,915	58%
International Economy	420	374	12%	1,582	1,930	(18%)
International Airfreight	49	73	(33%)	245	270	(9%)
Total Freight Revenue	2,167	1,852	17%	8,182	7,113	15%
Other Revenue[2]	408	296	38%	1,416	737	92%
Total Express Revenue	$11,275	$8,560	32%	$42,078	$35,513	18%
Operating Expenses:
Salaries and employee benefits	4,201	3,467	21%	16,217	13,764	18%
Purchased transportation	1,531	1,121	37%	5,744	4,832	19%
Rentals and landing fees	600	489	23%	2,296	2,045	12%
Depreciation and amortization	497	485	2%	1,946	1,894	3%
Fuel	789	423	87%	2,461	2,664	(8%)
Maintenance and repairs	586	414	42%	2,228	1,874	19%
Business realignment costs	106	—	NM	116	—	NM
Goodwill and other asset impairment charges	—	—	—	—	66	NM
Intercompany charges	540	487	11%	1,996	1,956	2%
Other	1,688	1,336	26%	6,264	5,422	16%
Total Operating Expenses	10,538	8,222	28%	39,268	34,517	14%
Operating Income	$737	$338	118%	$2,810	$996	182%
Operating Margin	6.5%	3.9%	2.6 pts	6.7%	2.8%	3.9 pts

1 – International Domestic revenue relates to international intra-country operations.

2 – Includes the operations of FedEx Custom Critical beginning March 1, 2020 and FedEx Cross Border beginning June 1, 2020.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2021

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2021	2020	%	2021	2020	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,442	1,126	28%	1,427	1,211	18%
U.S. Overnight Envelope	519	438	18%	505	521	(3%)
Total U.S. Overnight Package	1,961	1,564	25%	1,932	1,732	12%
U.S. Deferred	1,307	1,102	19%	1,351	1,076	26%
Total U.S. Domestic Package	3,268	2,666	23%	3,283	2,808	17%
International Priority	796	600	33%	752	559	35%
International Economy	288	227	27%	284	282	1%
Total International Export Package	1,084	827	31%	1,036	841	23%
International Domestic[1]	2,171	1,928	13%	2,362	2,337	1%
Total Average Daily Packages	6,523	5,421	20%	6,681	5,986	12%
Yield (Revenue Per Package):
U.S. Overnight Box	$23.09	$22.73	2%	$22.31	$23.51	(5%)
U.S. Overnight Envelope	14.41	13.59	6%	13.90	13.43	3%
U.S. Overnight Composite	20.79	20.17	3%	20.11	20.48	(2%)
U.S. Deferred	14.90	13.83	8%	14.46	14.78	(2%)
U.S. Domestic Composite	18.44	17.55	5%	17.79	18.30	(3%)
International Priority	55.89	52.34	7%	53.84	51.75	4%
International Economy	37.67	37.47	1%	36.32	43.03	(16%)
Total International Export Composite	51.05	48.26	6%	49.03	48.83	—
International Domestic[1]	8.39	7.00	20%	7.70	7.04	9%
Composite Package Yield	$20.51	$18.48	11%	$19.06	$18.19	5%
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,662	9,372	(8%)	9,231	8,528	8%
International Priority	6,608	4,807	37%	6,155	4,895	26%
International Economy	11,691	11,071	6%	12,245	13,450	(9%)
International Airfreight	1,280	1,440	(11%)	1,469	1,535	(4%)
Total Avg Daily Freight Pounds	28,241	26,690	6%	29,100	28,408	2%
Revenue Per Freight Pound:
U.S.	$1.48	$1.44	3%	$1.41	$1.38	2%
International Priority	2.02	1.75	15%	1.93	1.54	25%
International Economy	0.55	0.53	4%	0.51	0.56	(9%)
International Airfreight	0.59	0.79	(25%)	0.65	0.69	(6%)
Composite Freight Yield	$1.18	$1.08	9%	$1.10	$0.99	11%
Operating Weekdays	65	64	2%	255	254	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2021	2020	%	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$8,132	$6,394	27%	$30,496	$22,733	34%
Operating Expenses:
Salaries and employee benefits	1,577	1,172	35%	6,060	4,060	49%
Purchased transportation	3,602	3,027	19%	14,126	10,799	31%
Rentals	307	245	25%	1,166	989	18%
Depreciation and amortization	220	204	8%	843	789	7%
Fuel	6	4	50%	21	15	40%
Maintenance and repairs	140	106	32%	496	392	27%
Intercompany charges	504	407	24%	1,862	1,581	18%
Other	671	556	21%	2,729	2,094	30%
Total Operating Expenses	7,027	5,721	23%	27,303	20,719	32%
Operating Income	$1,105	$673	64%	$3,193	$2,014	59%
Operating Margin	13.6%	10.5%	3.1 pts	10.5%	8.9%	1.6 pts

OPERATING STATISTICS
Operating Weekdays	65	64	2%	255	254	—
Average Daily Package Volume (000s)	12,050	11,063	9%	12,272	9,997	23%
Yield (Revenue Per Package)	$10.31	$9.01	14%	$9.70	$8.93	9%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2021	2020	%	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$2,235	$1,615	38%	$7,833	$7,102	10%
Operating Expenses:
Salaries and employee benefits	982	784	25%	3,666	3,449	6%
Purchased transportation	245	145	69%	827	695	19%
Rentals	57	50	14%	229	208	10%
Depreciation and amortization	102	98	4%	417	381	9%
Fuel	140	91	54%	398	476	(16%)
Maintenance and repairs	63	55	15%	227	247	(8%)
Intercompany charges	136	127	7%	505	516	(2%)
Other	150	133	13%	559	550	2%
Total Operating Expenses	1,875	1,483	26%	6,828	6,522	5%
Operating Income	$360	$132	173%	$1,005	$580	73%
Operating Margin	16.1%	8.2%	7.9 pts	12.8%	8.2%	4.6 pts

OPERATING STATISTICS
Operating Weekdays	65	64	2%	253	252	—
Average Daily Shipments (000s):
Priority	82.7	63.7	30%	76.2	72.5	5%
Economy	34.6	26.6	30%	32.2	30.5	6%
Total Average Daily Shipments	117.3	90.3	30%	108.4	103.0	5%
Weight Per Shipment (lbs):
Priority	1,105	1,151	(4%)	1,104	1,146	(4%)
Economy	982	1,006	(2%)	987	986	—
Composite Weight Per Shipment	1,069	1,108	(4%)	1,069	1,098	(3%)
Revenue/Shipment:
Priority	$279.51	$263.12	6%	$269.98	$260.39	4%
Economy	322.26	308.42	4%	313.67	301.55	4%
Composite Revenue/Shipment	$292.12	$276.45	6%	$282.95	$272.56	4%
Revenue/CWT:
Priority	$25.29	$22.86	11%	$24.45	$22.73	8%
Economy	32.83	30.67	7%	31.80	30.59	4%
Composite Revenue/CWT	$27.33	$24.95	10%	$26.46	$24.82	7%